SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

DCB FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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April 12, 2013

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DCB Financial Corp at 3:00 p.m. on Thursday, May 23, 2013. The meeting will be held at the Delaware County Bank and Trust Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035.

Along with the other members of the Board of Directors and Management, I look forward to greeting those shareholders who are able to attend in person.

Thank you for your continued loyalty and support during these challenging times in banking.

On behalf of the Board of Directors,

Ronald J. Seiffert

President and Chief Executive Officer

DCB Financial Corp • 110 Riverbend Avenue • Lewis Center, Ohio 43035

DCB FINANCIAL CORP

110 Riverbend Avenue

Lewis Center, Ohio 43035

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

May 23, 2013

TO THE SHAREHOLDERS OF DCB FINANCIAL CORP:

You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the “Company”) will be held on May 23, 2013, at 3:00 P.M. local time at The Delaware County Bank and Trust Company Corporate Center at 110 Riverbend Avenue, Lewis Center, Ohio 43035 (the “Annual Meeting”), for the purpose of considering and acting upon the following:

1.	Election of Directors - To elect Class II directors to hold office until the expiration of their terms (3 years) expiring at the annual meeting in 2016, or until their successors shall be duly elected and qualified.

2.	Vote on Executive Compensation - To consider and approve a non-binding advisory vote on the Company’s executive compensation.

3.	Vote on Frequency to Approve Executive Compensation - To consider and approve a non-binding advisory vote on the frequency of shareholder votes on executive compensation.

4.	Ratification of Independent Registered Public Accounting Firm - To ratify the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

5.	Other Business - To transact any other business, which may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 4 and “3 YEARS” for Proposal 3.

The Board of Directors has fixed March 25, 2013, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting (the “Record Date”). As of the Record Date, the Company had outstanding 7,192,350 common shares with no par value.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 23, 2013.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. On April 12, 2013, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of March 25, 2013, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. If you previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

By order of the Board of Directors

Ronald J. Seiffert

President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, please vote your proxy electronically.

You still have the right to revoke the proxy and vote in person at the meeting if you so choose.

If you have any questions please contact the Corporate Secretary, DCB Financial Corp at 740.657.7810.

DCB FINANCIAL CORP

110 Riverbend Avenue

Lewis Center, Ohio 43035

(740) 657-7000

PROXY STATEMENT

General Information

This Proxy Statement is first being made available to shareholders on or about April 12, 2013 in connection with the annual meeting of the shareholders of DCB Financial Corp to be held on May 23, 2013, at 3:00 P.M. local time at the Delaware County Bank & Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio, 43035 in accordance with the foregoing notice, (the “Annual Meeting”).

DCB Financial Corp is an Ohio corporation and a financial holding company under the Bank Holding Company Act. DCB Financial Corp is at times hereinafter referred to as the “Company.” The Company is the sole shareholder of The Delaware County Bank and Trust Company, an Ohio-chartered banking organization (the “Bank”).

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company bears the costs of such solicitation. In addition to the use of the mail and the Internet, members of the Board of Directors and certain officers and employees of the Company or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. Proxies may be returned through the internet, via telephone or by mail. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses by the Company.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. If no contrary instructions are given and the proxy does not represent a broker non-vote, each proxy received will be voted (1) FOR the nominees for director described herein, (2) FOR the approval of the Company’s executive compensation, (3) FOR a frequency of every three years on holding advisory votes on executive compensation, (4) FOR the ratification of the appointment of Plante & Moran PLLC as the Company’s independent registered public accounting firm for 2013, and (5) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the meeting.

Voting Securities and Procedures

Only shareholders of record at the close of business on March 25, 2013 (the “Record Date”) will be eligible to attend and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding 7,192,350 common shares with no par value. Shareholders are entitled to one vote for each common share owned as of the Record Date. Shareholders do not have cumulative voting rights with respect to the election of directors.

The presence in person or by proxy of a majority of the outstanding common shares of the Company entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

The three nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, are not counted and will have no impact on the outcome of the election for directors.

The proposals to approve the Company’s executive compensation and to determine the frequency of holding a vote on executive compensation are advisory, so they will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the votes when considering the frequency of holding advisory votes on executive compensation and future executive compensation arrangements. The proposal to ratify the selection of auditors is not binding upon the Board of Directors. However, if the selection is not ratified by the shareholders, the Audit Committee may re-consider its selection of Plante & Moran, PLLC as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

The proposal for the election of directors and the non-binding advisory vote on executive compensation are not “discretionary” items, so you must provide instructions to your brokerage firm in order to cast a vote on these proposals. The ratification of the selection of Plante & Moran is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

A majority of the votes cast on the proposals regarding the approval of executive compensation, frequency of the vote on executive compensation, and ratification of the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013, must be cast “For” the proposals in order for them to pass. As a result, abstentions will not have an effect on the proposals.

PROPOSAL 1—ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

The Code of Regulations for the Company provides that the directors shall be divided into three classes, as nearly equal in number as possible. The number of current directors and year of term expiration for each class is as follows:

Class I	4 Directors	Term Expiring 2015
Class II	3 Directors	Term Expiring 2013
Class III	3 Directors	Term Expiring 2014

The Board has nominated the following individuals for election as Class II directors for terms expiring at the annual meeting in 2016. Each nominee is a current Class II director of the Company whose term expires at the Annual Meeting. Information regarding these nominees is set forth below. Unless otherwise indicated, each person has held their principal occupation for more than five years. All of the directors of the Company are also directors of the Bank.

Nominations for Class II Directors

Name (Class) (2)	Age	Director Since	Principal Occupation During the Past Five Years
Bart E. Johnson (II)	47	2010

President and CEO of AgriCommunicators, Inc., a multi-channel communications firm specializing in the agricultural community. Mr. Johnson has expertise in marketing and expense control from his association with Argi Communicators. His background and association with the farm community provides a vital link between DCB Financial and its agricultural related customers.

Donald J. Wolf (II)	69	2003

Chairman of Wolf, Rogers, Dickey & Co., a Certified Public Accounting and business consulting firm. Mr. Wolf has expertise in accounting, tax and business management, which provides the Board with expertise in those areas. Mr. Wolf’s professional background allows the Board to designate him as its “financial expert” as required by the Board’s governance policies, and allows him to Chair the Company’s Audit Committee.

Edward Powers (II)	67	1984(1)	President, R.B. Powers Company, an awards manufacturing company. Mr. Powers has expertise in business management, expense control and revenue production, developed from his many years in providing oversight to the company. His involvement in the Delaware area community gives him strong insight into the communities in which the Company operates and provides a strong network of contacts.

(1)	Includes time served as a director of the Bank prior to the organization of the Company in 1997.
(2)	Each director is considered “independent” as that term is defined in NASDAQ Listing Rule 5605, excluding Ronald J. Seiffert, President and CEO.

While it is contemplated that all nominees will stand for election, and each nominee has confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NOMINEES.

Class I and III Directors

The following table sets forth certain information with respect to the Class I and Class III Directors of the Company continuing their terms:

Name (Class)(2)	Age	Director Since	Principal Occupation During the Past Five Years
Adam Stevenson (I)	73	2001	Mr. Stevenson is the retired Plant Manager of the Delaware Plant of PPG Industries, a multi-national company that specializes in coatings. Through his work experience, Mr. Stevenson has demonstrated excellent leadership and financial skills. Mr. Stevenson’s particular expertise in the manufacturing field, management experience and professional relationships are valuable assets to the Board of Directors.

Mark Shipps (I)	65	2009	Mr. Shipps is the volunteer Special Assistant to the President of Ohio Wesleyan University and is the former Vice President for University Relations. Prior to Ohio Wesleyan, Mr. Shipps was the President and founding member of the American Environmental Group, Ltd., a diversified environmental and energy services company. He continues with American Environmental (a Tetra Tech Company) in a strategic planning and corporate development role. Mr. Shipps also serves as Vice President of the Board of Directors of the Strand Theatre and Cultural Arts Association and he is a board member of the Woltemade Center at Ohio Wesleyan. The Board of Directors has benefited from Mr. Shipps’ expertise in strategic planning and small business leadership.

Michael A. Priest (I)	49	2013 (3)	Mr. Priest is the President of JMAC, Inc. and the Columbus Blue Jackets professional hockey club. In his role with the Columbus Blue Jackets, Mr. Priest oversees all aspects of the franchise operations and serves as the Alternate Governor for the club on all National Hockey League-related matters. Mr. Priest is a Certified Public Accountant, serves on the Executive Committee of the Greater Columbus Sports Commission and is active in numerous charitable activities. The Board of Directors benefits from Mr. Priest’s expertise in management, accounting and investments.

Tomislav Mitevski (I)	46	2013 (3)	Mr. Mitevski is the Executive Vice President of DGD Group, Inc., a privately owned holding and investment company since 2011. Previously, an Executive Vice President, Fifth Third Bank from 2001 to 2011. Mr. Mitevski has experience in investment management, commercial banking, corporate finance, private equity and real estate. Mr. Mitevski serves on the boards of Big Brothers/Big Sisters Central Ohio and the American Cancer Society. His civic involvement and his professional experience and relationships are valuable assets to the Board.

Dr. Gerald L. Kremer (III)	54	2009	Dr. Kremer is a Family Physician with Ohio Health and has practiced medicine in Delaware since 1990 and earned his medical degree from The Ohio State University College of Medicine. Through his medical practice, Dr. Kremer has demonstrated excellent communication, leadership and financial skills. He is a volunteer with St. Mary Catholic Church and serves as the Secretary/Treasurer of the Grady Memorial Hospital Medical Staff. His civic involvement and his professional relationships are valuable assets to the Board.

Vicki J. Lewis (III)	58	1997	Ms. Lewis has been Chair of the Board of Directors of the Company since 2010. She is Hospital President of Aurora Health Care, a position held since 2011. She was a Vice President, Ohio Health (Grady Memorial Hospital) from 1982 to 2010. Ms. Lewis has a wealth of experience in the leadership and operations of acute care hospitals and physician-owned practices. Her experience also includes training, coaching and development of medical staff leadership, compliance and policy formation through her decision-making, problem-solving and communication skills. She is a long-time resident of Delaware County. The Board has benefited from Ms. Lewis’s expertise in leadership, compensation and benefits.

Ronald J. Seiffert (III)	56	2011	Mr. Seiffert has served as President and CEO of the Bank and the Company since September 2011. He was the Interim President, Chief Financial Officer and Vice President of University Resources, Ohio Dominican University from 2005 until 2010. Prior to his service with the University, Mr. Seiffert was the Vice Chairman of Huntington Bankshares and Executive Vice President of J.P. Morgan Chase. Mr. Seiffert provides the Board with the benefit of 30 years of banking and leadership experience in every major line of banking.

(3)	Includes time served as a director of the Bank prior to the organization of the Company in 1997.
(4)	Each director is considered “independent” as that term is defined in NASDAQ Listing Rule 5605, excluding Ronald J. Seiffert, President and CEO.
(5)	Mr. Priest and Mr. Mitevski were appointed to the Board of Directors on March 21, 2013.

The following table sets forth certain information with respect to the executive officers of the Company and certain executive officers of the Bank other than Mr. Seiffert:

Name	Age	Officer Since	Principal Occupation During the Past Five Years
Charles O. Moore	51	2012	Executive Vice President and Chief Risk Officer of the Bank; previously Deputy Director of the Ohio Department of Commerce and Deputy Superintendent of the Ohio Division of Financial Institutions from 2011 until 2012; President and CEO of Regency Finance and affiliates for the First National Bank Corporation from 2008 until 2010; President and Chief Executive Officer, US Bank Consumer Finance – Dealers’ Financial Services from 2001 until 2008

Thomas R. Whitney	64	1996	Executive Vice President, General Counsel of the Company and Bank; previously, Executive Vice President, Senior Trust Officer and General Counsel of the Company and Bank from 1996 until January 2013.

David R. Archibald	61	2012	Senior Vice President, Retail Banking and Marketing of the Bank; previously, Vice President, Ohio Dominican University from 2001 until 2011

Roger A. Lossing	58	2012	Senior Vice President, Wealth Management of the Bank; previously, Vice President and Senior Trust Advisor, PNC Bank from 2003 until 2012.

Daniel M. Roberts	49	2012	Senior Vice President and Chief Credit Officer of the Bank; previously, Senior Lending Officer, Putnam County Bank from 2002 to 2012

Barbara S. Walters	57	2003	Senior Vice President, Private Banking of the Bank; previously the Senior Vice President, Retail Banking of the Bank until 2012

John D. Wolf II	42	1993	First Vice President, Marketing and Shareholder Relations of the Bank

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of common shares owned by the directors, director nominees and executive officers of the Company as of the Record Date. Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table.

Name	Amount and Nature of Beneficial Ownership(1)		Percentage(12)
Bart Johnson, Director Nominee	32,557	(2)	*
Dr. Gerald L. Kremer, Director	10,616		*
Vicki J. Lewis, Director	50,166	(3)	*
Tomislav Mitevski, Director	552,632	(4)	7.75%
Edward Powers, Director Nominee	37,398		*
Michael A. Priest, Director	526,316	(5)	7.38%
Ronald J. Seiffert, Director and Executive Officer	87,995		1.23%
Mark Shipps, Director	37,052		*
Adam Stevenson, Director	17,210	(6)	*
Donald J. Wolf, Director Nominee	31,224	(7)	*
John A. Ustaszewski, Executive Officer (8)	37,478	(9)	*
Thomas R. Whitney, Executive Officer(10)	36,739	(11)	*
All directors, nominees and executive officers as a group (18 in number)	1,533,389		21.36%

*	Ownership is less than 1%
(1)	Includes the following number of common shares that may be acquired upon the exercise of outstanding options: Mr. Johnson – 572; Dr. Kremer – 572; Ms. Lewis – 2,550; Mr. Powers – 2,550; Mr. Shipps – 572; Mr. Stevenson – 2,550; Mr. Wolf – 2,550; Mr. Whitney – 10,755; Mr. Ustaszewski – 9,369; and directors and executive officers as a group – 50,780.
(2)	Includes 115 shares owned by spouse and 537 shares owned by children.
(3)	Includes beneficial ownership of 15,700 shares owned by spouse.
(4)	Includes 526,316 shares owned by DGD Group, Inc., for which Mr. Mitevski is the Executive Vice President.
(5)	Includes 526,316 shares owned by JMAC, Inc, for which Mr. Priest is the President and Director.
(6)	Includes 12,157 shares owned jointly with spouse.
(7)	Includes 1,140 shares owned by spouse.
(8)	Mr. Ustaszewski served as Senior Vice President and Chief Financial Officer until he left the company on March 1, 2013.
(9)	Includes 246 shares owned jointly with spouse.
(10)	Mr. Whitney served as full-time Executive Vice President, Senior Trust Officer and General Counsel until January 23, 2013. Mr. Whitney is currently the Executive Vice President and General Counsel.
(11)	Includes 606 shares owned by spouse.
(12)	Based on 7,129,350 common shares outstanding on March 25, 2013.

As of the Record Date, we knew of no person who was the beneficial owner of more than 5% of our outstanding common shares, except as follows:

	Common Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class
Sandler O’Neill Asset Management, LLP (1)	368,572	5.12%
Terry Maltese
150 East 52nd Street – 30th Floor, New York, NY 10022
M3 Funds, LLC; M3 Partners, PL; M3F, Inc. (2)	521,208	7.20%
Jason A. Stock and William C. Waller 10 Exchange Place – Suite 510, Salt Lake City, UT 84111

Footnotes on next page

(1)	This information is based on a Schedule 13-G filed by Sandler O’Neill Asset Management, LLC (“SOAM”) and Terry Maltese, Managing Member of SOAM, on February 14, 2013. SOAM has shared power to vote and dispose of all of the shares it is deemed to beneficially own. SOAM holds the shares in the ordinary course of business.
(2)	This information is based on a Schedule 13-G/A filed by M3 Funds LLC, M3 Partners PL, M3F Inc., Jason A. Stock and William C. Waller on February 8, 2013. The shares are owned directly by M3 Partners, L.P. (“M3 Partners”), whose general partner is M3 Funds, LLC (the “General Partner”) and whose investment adviser is M3F, Inc. (the “Investment Adviser”). The General Partner and the Investment Adviser could each be deemed to be indirect beneficial owners of the reported shares, and could be deemed to share such beneficial ownership with M3 Partners. Jason A. Stock and William C. Waller are the managers of the General Partner and the managing directors of the Investment Adviser, and could be deemed to share such indirect beneficial ownership with the General Partner, the Investment Adviser and M3 Partners. M3 Partners has shared power to vote and dispose of all of the shares it is deemed to beneficially own. M3 Partners holds the shares in the ordinary course of business

BOARD OF DIRECTORS AND SELECTED COMMITTEES

The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Compensation Committee and Nominating and Governance Committee, among other committees.

DCB Financial Corp has developed an executive structure which provides both independence from the management of the business and the ability to monitor the risks of the Company through the Board’s oversight function.

The Board of DCB Financial Corp is made up of nine independent directors and one inside director. The chairman of the board and the principal executive officer positions are held by two separate individuals. The chairmanship is occupied by an independent director, which allows for oversight of the principal executive officer and creates a separation between management and board functions. The Chairman monitors the strategies, risks and progress towards the goals of the Company through regular board meetings, which are also attended by Management. Additionally, the Chairman manages the board committees through ongoing committee reporting at Board of Directors meetings and through interaction with the committee chairs.

There are seven Board committees that have been developed to oversee the various functions of the Company and the Bank. This allows for additional detailed oversight and the ability to more closely monitor the risks of the Company. Each Board committee is chaired by an independent director and consists of inside and independent directors. There are seven board committees: Audit Committee; Nominating and Governance Committee; Compensation Committee; Director’s Loan Committee; Trust Committee, Strategic Alliance Committee and a Compliance Committee. Each of these committees is charged with ensuring that Management is fulfilling the expectations of the Board, managing its business risks and making adequate progress towards achieving the Company’s business strategies and goals.

The structure developed by the Board supports the board’s risk management oversight by allowing for direct interaction with Management on a variety of levels. Typically, senior officers meet with the entire Board at each regular Board meeting to provide direct reporting on their specific responsibilities. Senior and mid-level officers also meet directly with Board committees on a regular basis to discuss more specific details of the bank’s operations such as lending, audit and compliance.

Three key risks within banking consist of credit risk, internal controls management risk and regulatory compliance risk. The Board closely monitors these risks through the Director’s Loan Committee (“DLC”) and the Audit Committee. The Chief Credit Officer meets with the DLC on a regular basis to discuss both credit trends, and individual credit issues and provides recommendations to the committee on ways to reduce the overall credit risk structure of the Company. The Chief Financial Officer is the corporate liaison to the Audit Committee which provides an open venue to discuss internal controls, regulatory reporting and other business risks with the Audit Committee. Additionally, the Company’s Compliance Officer also reports directly to the Audit Committee regarding compliance with rules and regulations specific to the banking industry.

Audit Committee

The Audit Committee selects and engages the Company’s independent auditors. The Audit Committee reviews with the Company’s independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company’s internal auditing procedures; consults with the independent auditors and management with regard to the Company’s accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors, and reviews the range of the independent auditors’ audit and non-audit fees. The Audit Committee also has been charged with the enforcement of the Code of Ethics and Business Conduct adopted by the Company’s Board of Directors, as discussed below. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Audit Committee is comprised of Ms. Lewis and Messrs. Wolf (Chair), Powers and Kremer. Mr. Seiffert is an ex officio member. The Audit Committee met four (4) times during 2012. The Board of Directors has determined that Donald J. Wolf, a certified public accountant and one of the members of the Audit Committee, is an “Audit Committee financial expert” as defined under the regulations of the Securities and Exchange Commission. Mr. Wolf and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.

Compensation Committee

The Compensation Committee is responsible for overseeing the administration of the Company’s employee benefit plans, establishing the compensation of the Chief Executive Officer, approving senior management’s compensation, reviewing the compensation of all other officers, reviewing the criteria that forms the basis for management’s officer and employee compensation recommendations, and reviewing management’s recommendations in this regard and evaluating and establishing directors’ compensation. The Board of Directors has adopted a written charter for the Compensation Committee, which may be found on the Company’s website at www.dcbfinancialcorp.com. The Compensation Committee is comprised of Mr. Stevenson (Chair) and Messrs. Wolf and Kremer and Ms. Lewis. Mr. Seiffert is an ex officio member. All members of the Compensation Committee are independent under NASDAQ listing standards. The Compensation Committee met five (5) times during 2012.

Nominating and Governance Committee

The Company’s Nominating and Governance Committee is responsible for making recommendations to the Board of nominees for election to the Board of Directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a director’s term. Though there is no charter, the Board of Directors has adopted written guidelines for the Nominating and Governance Committee. The Nominating and Governance Committee will consider nominees recommended by shareholders. The procedure for nominating an individual as a director is set forth below under the heading “Nominations for Members of the Board of Directors.” Though the Nominating Committee has no specific requirement regarding the diversity of its board members, the committee evaluates all directors on the basis of their depth and breadth of business and civic experience in leadership positions, their ties to the Company’s involvement and the participation skills or expertise that would enhance the overall composition of the Board. The Nominating and Governance Committee is comprised of Ms. Lewis and Messrs. Stevenson (Chair), Wolf and Powers. Mr. Seiffert is an ex officio member. The Committee also is responsible for overseeing the Company’s corporate governance policies and procedures, as detailed below. The Nominating and Governance Committee met three (3) times during 2012.

CORPORATE GOVERNANCE

Although the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company has elected to implement certain of the corporate governance practices required of NASDAQ-listed companies to encourage appropriate conduct among its directors, officers and employees and to assure that the Company operates in an ethical manner.

The Board of Directors has established Corporate Governance Guidelines for the Company. A copy of the Company’s Corporate Governance Guidelines appears on the Company’s website at ww.dcbfinancialcorp.com. Although not required, a majority of the directors of the Company are currently independent, as defined by NASDAQ listing standards.

The Board of Directors has adopted a Code of Ethics and Business Conduct which appears on the Company’s website at www.dcbfinancialcorp.com. In addition, a copy of the Code of Ethics and Business Conduct is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code of Ethics and Business Conduct should address written requests to Thomas R. Whitney, Secretary of the Board of Directors of the Company, at the Company’s offices, 110 Riverbend Avenue, Lewis Center, Ohio 43035.

The Board of Directors of the Company generally meets monthly for its regularly scheduled meetings, and upon call for special meetings. During 2012, the Board of Directors of the Company met twelve (12) times for regular board meetings, and met four (4) times for special planning meetings. All directors of the Company attended at least 75% of the Board and Committee Meetings that were scheduled during 2012.

AUDIT COMMITTEE REPORT

The Audit Committee of DCB Financial Corp is comprised of four directors, each of whom is “independent” as that term is defined in NASDAQ Listing Rule 5605(a)(2). The Audit Committee operates under a written charter adopted by the Board of Directors and recommends to the Board of Directors the selection of the Company’s independent accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit Committee has met and held discussions with management and the independent accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accounting firm also provided to the Audit Committee the letter and written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the firm’s independence with the accounting firm. The Audit Committee has considered whether the provision of non-audit services by the independent accounting firm to the Company and its subsidiaries is compatible with maintaining the independence of the independent accounting firm.

Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. Members of this committee are as follows:

Donald J. Wolf, Chairman

Edward Powers

Vicki J. Lewis

Gerald Kremer

Ronald J. Seiffert, Ex-Officio

NOMINATIONS FOR MEMBERS OF THE BOARD OF DIRECTORS

The Nominating and Governance Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination in accordance with the Company’s Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have sufficient networks of business contacts to identify candidates in most instances. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Company’s Chief Executive Officer and other executive officers and ultimately meet many of the other directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

The Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for directors: independence (a majority of the directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a director; particular experience, skills or expertise relevant to the Company’s business; depth and breadth of business and civic experience in leadership positions; ties to the Company’s geographic markets. The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission must be made no later than 90 days prior to the Annual Meeting for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor is the Board obligated to nominate, any such individual for election.

The Nominating and Governance Committee did not hire any director search firm in 2012 and, accordingly, has paid no fees to any such company. As indicated above, however, the Nominating and Governance Committee may do so in the future if deemed appropriate.

While the Company has no specific policy requiring attendance at the annual meeting of shareholders by directors, such attendance is expected. At the 2012 annual meeting, all eight directors attended.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Compensation Committee has developed a compensation philosophy that it believes best supports the Company’s strategies and goals consistent with safe and sound operations and does not incent inappropriate or excessive risk. Ultimately, the goal of the compensation program is to align the executive officers’ financial interest with those of the shareholders in order to create shareholder value through the execution of our long-term strategies consistent with the foregoing philosophy.

The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired goals of the Company.

•	Provide compensation that will attract and retain superior talent and reward performance.

•

Align the executive officers’ interests with those of shareholders by placing a significant portion of pay at risk, with payout dependent upon corporate performance, both on a short-term and long-term basis

•	Provide a flexible compensation program that appropriately reflects and rewards under changing business conditions and priorities consistent with the stated philosophy.

The executive compensation program goal is to provide an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance and the ability to influence Company performance.

Compensation Process

The Compensation Committee develops and administers the compensation programs based on the company’s strategies and financial goals developed during the strategic planning and budgeting process. The salaries and other forms of compensation are based upon the Bank’s review of compensation levels for management performing similar functions at other banking companies of similar size and operations. The Committee also analyzes the risks associated with various compensation and incentive plans and evaluates those risks in terms of overall strategic goals and expected results.

The performance of the Company for the purpose of determining the annual bonuses to be paid to the executive officers, including the Chief Executive Officer, is generally based on earnings per share, the efficiency ratio (net interest income plus non-interest income divided by non-interest expense), analysis of credit quality, net interest margin, and rates of return.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options, a deferred compensation program and various benefits. The make-up of these forms of compensation is based on third-party surveys and analysis, as well as comparison to banking institutions of similar size and complexity of operation. The Executive Officer Compensation Program is evaluated by the Committee to determine the appropriateness of the various components of the program in relation to the total compensation.

In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

Base Salary

Base salary levels for the Company’s executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining base salaries, the Compensation Committee also takes into account individual experience and performance, Company performance, and specific issues particular to the Company.

Annual Incentive Compensation

The purpose of the Company’s annual incentive compensation program is to provide direct financial incentives in the form of an annual cash bonus and Company shares to executives who achieve the Company’s annual goals. The Compensation Committee recommended, and the Board of Directors selected, earnings per share, the efficiency ratio, credit quality, the net interest margin, and return on equity of the Company as the measurements of the Company’s performance, with a threshold goal set for each performance measure for determining bonus opportunities for executive officers. Company performance exceeding the threshold produces a ratable increase in the bonus amount based upon that particular performance measure. Individual goals are also established for each executive officer; however, each executive officer’s bonus opportunity is determined by weighting individual and company goals. The amount distributed to each participant is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of the Company. Incentive compensation plans are analyzed to assure consistency with the Compensation Committee’s underlying compensation philosophy.

Long-Term Incentives

Stock options awarded under the Company’s 2004 Long-Term Stock Incentive Plan constitute the Company’s long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term ownership position in the Company’s common shares.

The 2004 Long-Term Stock Incentive Plan authorizes a committee of outside directors to award stock options and other share compensation to key executives.

Deferred Compensation Plan

Under the terms of the Company’s Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be greater or less than the targeted 10%, at the Board’s discretion.

Benefits

The Company provides medical and other employee benefits to its executive officers. These benefits are generally available to all full time employees of the Company, and are provided at similar cost structures.

Summary Compensation Table

The following table sets forth the annual and long-term compensation for those persons who served as the Company’s Chief Executive Officer and the two other highest paid executive officers during 2012.

				Stock		Option	All Other
		Salary	Bonus(1)	Awards		Awards(2)	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)		($)	($)	($)
Ronald J. Seiffert	2012	$225,000	—	$15,881	(4)	$9,850	$43,692	$294,423
President and CEO	2011	$53,654	—	$34,998	(5)	—	$24,300	$112,952
John A. Ustaszewski (6)	2012	$175,000	$30,000	—		$7,661	$18,152	$230,813
Senior Vice President	2011	$144,375	$10,000	—		—	$18,001	$172,376
Chief Financial Officer
Thomas R. Whitney (7)	2012	$157,500	$30,000	—		$5,910	$16,093	$209,503
Executive Vice President	2011	$174,037	$10,000	—		—	$22,574	$206,611
General Counsel

(1)	Bonus amounts paid to Mr. Whitney and Mr. Ustaszewski in 2011 were retention bonuses unrelated to the Company’s performance. The 2012 bonuses were performance based.
(2)	The Company accounts for its stock option plan in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R. The fair value of each option was estimated on the date of grant using the modified Black-Scholes options pricing model.
(3)	The amounts shown in this column for the most recently completed fiscal year were derived from the following: (a) contributions by the Company to the executive’s deferral account under the Company’s Deferred Compensation Plan: Mr. Seiffert, $22,500; Mr. Ustaszewski, $17,500; and Mr. Whitney, $13,500; (b) the economic benefit of life insurance coverage provided for the executive officers: Mr. Seiffert, $712; Mr. Ustaszewski, $652; and Mr. Whitney, $2,593. (c) Board of Directors fees: Mr. Seiffert, $13,280 and (d) automobile reimbursements: Mr. Seiffert, $7,200.

(4)	Pursuant to Mr. Seiffert’s employment agreement, Mr. Seiffert was awarded 3,529 shares purchased on the open market on December 21, 2012.
(5)	Pursuant to Mr. Seiffert’s employment agreement, the Bank purchased on the open market on November 14, 2011, 7,301 shares for Mr. Seiffert’s benefit. The shares vest over a five-year period in equal installments. In addition, again pursuant to Mr. Seiffert’s employment agreement, the Bank purchased on November 29, 2011, on the open market and holds for Mr. Seiffert’s benefit with a five-year vesting period 5,454 shares that were a match to purchases made by Mr. Seiffert.
(6)	Mr. Ustaszewski served as Senior Vice President and Chief Financial Officer until he left the company on March 1, 2013.
(7)	Mr. Whitney served as Interim President, Chief Executive Officer and director from June 22, 2011 until September 29, 2011. Mr. Whitney served and continues to serve as an executive officer of the Company before and after his service as Interim President and Chief Executive Officer. The compensation of Mr. Whitney disclosed in this table relates to compensation he received in connection with all of the positions in which he served the Company in 2011.

Employment Agreements

On September 29, 2011, Mr. Seiffert entered into an employment agreement with the Company and the Bank for a period ending December 31, 2013. The parties may renew the agreement for additional three-year terms. The agreement provides a base salary of $225,000, with incentive opportunities of up to $200,000 based on goals defined by the Board of Directors. The incentive would be paid 50% in cash and 50% in options awarded under the Company’s 2004 Long-term Stock Incentive Plan and having a five-year vesting schedule. Mr. Seiffert is eligible to participate in benefit plans provided by the Company and the Bank. Mr. Seiffert was awarded restricted shares with a value of $20,000 as a signing bonus. The agreement also provides for a car lease allowance of $600 per month and a golf club membership. The agreement also entitles Mr. Seiffert to matching share awards, with a value of up to $15,000 per year, if Mr. Seiffert purchases shares of the Company.

The Company may terminate Mr. Seiffert’s employment at any time, with or without cause, and with or without notice. If Mr. Seiffert’s employment is terminated for “just cause” (as defined in the agreement), Mr. Seiffert will have no right to payment for any period after termination and any stock options not yet vested will be forfeited. Similarly, if Mr. Seiffert resigns or retires for any reason other than in connection with a merger or acquisition of the Bank or a similar transaction, Mr. Seiffert will have no right to payment for any period after termination and unvested options will be forfeited unless the Bank decides otherwise. If the Bank terminates Mr. Seiffert’s employment other than for just cause and not in connection with a merger or acquisition or upon Mr. Seiffert’s death, disability, resignation or retirement, Mr. Seiffert will be entitled to be paid an amount equal to his average annual total base salary for the previous two calendar years, reduced by the amount of compensation he receives from another source for services rendered during that year following termination. All post-termination payments are subject to applicable limitations of certain regulations under the Internal Revenue Code and banking regulations that prohibit severance payments under certain special regulatory circumstances. The agreement also contains a non-compete provision for one year following termination of employment.

The Company, the Bank and Mr. Seiffert also entered into a special incentive agreement which provides for the payment of an additional incentive bonus to Mr. Seiffert equivalent to one year base salary in the event that the regulatory agreements between the Company, the Bank, the Ohio Division of Financial Institutions and the FDIC are terminated during the term of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The Compensation Committee attempts to align the financial interests of executive officers with those of the shareholders by providing a long-term incentive plan in the form of option and restricted share grants. The goals of the program are to create shareholder value through the long-term execution of sound banking strategies that allow for profitable growth.

	Option Awards(1)				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Ronald J. Seiffert(2)	—	—	$—		5,841	$26,869
	—	5,000	$4.50	12/21/2022
Thomas R. Whitney	981	—	$23.40	6/23/2014	—	—
	1,163	—	$25.40	6/15/2015
	1,202	—	$30.70	6/21/2016
	1,653	—	$23.00	6/19/2017
	1,853	463	$16.90	2/19/2018
	1,331	888	$9.00	6/17/2019
	2,572	3,857	$3.50	12/21/2020
	—	3,000	$4.50	12/21/2022
John A. Ustaszewski	800	—	$23.40	6/23/2014	—	—
	958	—	$25.40	6/15/2015
	1,046	—	$30.70	6/21/2016
	1,437	—	$23.00	6/19/2017
	1,628	407	$16.90	2/19/2018
	1,250	833	$9.00	6/17/2019
	2,250	3,375	$3.50	12/21/2020
	—	3,889	$4.50	12/21/2022

(1)	Options are incentive stock options, granted under the plan, which generally vest ratably over a 5-year period. Options have an exercise price equal to the fair market value of the underlying shares on the date of grant. The terms of the Company’s 2004 Long-Term Stock Incentive Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Stock Incentive Plan.
(2)	The restricted share awards were made pursuant to Mr. Seiffert’s employment agreement, as discussed in Note 6 to the Summary Compensation Table. The 5,841 shares vest over the remaining four years on November 14 of each of 2013, 2014, 2015 and 2016.

Non-Qualified Deferred Compensation

In 2004, the Company established The Delaware County Bank and Trust Company Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which replaced The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan. Under the terms of the Deferred Compensation Plan, executive officers and other senior managers selected by the Compensation Committee of the Board of Directors may elect to defer the receipt of up to 80% of base salary and 100% of annual bonus amounts. The Deferred Compensation Plan also provides that the Board of Directors may contribute annually an additional amount to the participant’s deferral account, targeted at up to 10% of the participant’s base salary, but which may be more or less in the Board’s discretion. For 2012, the Board of Directors elected to have the Bank contribute 10% of each named executive officer’s base salary to his or her deferral account established under the Deferred Compensation Plan. Interest is earned on balances based on market rates for one-year time deposits. The contributions by the registrant column are previously reflected in the Summary Compensation Table.

Amounts deferred by the participant vest immediately. Contributions made by the Bank to the participant’s deferral account vest based on the participant’s years of service with the Bank with 75% vested after 5 years of service, 80% vested after 6 years of service, 85% vested after 7 years of service, 90% vested after 8 years of service, 95% vested after 9 years of service and 100% vested after 10 years of service. All Bank contributions vest for each participant employed by the Bank at age 62, regardless of the vesting schedule. Interest is credited annually to each participant’s account, computed at the Bank’s one-year certificate of deposit rate in effect on January 1st every year and paid on the balance of the participant’s deferred account at the end of the year.

Each participant is entitled to withdraw the balance of his or her account upon retirement after reaching age 62. Upon termination of employment prior to age 62 for any reason other than termination for “Cause”, or involuntary termination following a change in control of the Company, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment due to the participant’s disability, the participant is entitled to withdraw the vested portion of his or her deferral account. Upon termination of employment because of death, the participant’s beneficiary is entitled to withdraw the vested portion of the participant’s deferral account. Upon “involuntary” termination within 12 months following a change in control of the Company, including a reduction in base salary or material reduction in benefits, the participant may withdraw the balance of his or her deferral account, providing that to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Internal Revenue, the benefit paid under the Deferred Compensation Plan will be reduced so as not to be an “excess parachute payment” as defined by Section 280G. Upon “Termination for Cause” as defined in the Plan, the participant will not be entitled to withdraw any amount in excess of the participant’s deferrals.

Participants may elect to make withdrawals from their deferral accounts in either a lump sum or in equal monthly installments over a period not to exceed 10 years. If a participant dies while employed by the Bank, the participant’s beneficiary receives a lump sum payment of the participant’s vested deferred account within 30 days of the participant’s death.

Amounts in participant deferral accounts are unsecured obligation of the Bank. The Bank may amend or terminate the Deferred Compensation Plan at any time at the discretion of the Board of Directors. No amendment may decrease the value of any participant’s vested deferral account balance. Upon termination of the Deferred Compensation Plan, all vested deferred account balances will be paid in a lump sum distribution regardless of any contrary participant election.

Severance and Change of Control Payments

In the event an involuntary termination results from a change in ownership, a severance policy has been established by the Board of Directors to provide a financial bridge while affected executive officers reporting directly to the President/CEO and all First Vice Presidents seek other employment. Currently, all of the named executive officers qualify for such payments.

If the Company merges with, is acquired by, or sells substantially all of its assets to an entity not affiliated with the DCB Financial Corp, or an entity created for the express purpose of facilitating such a transaction and the successor entity, during a period of one (1) year following the closing date of such merger, acquisition, or sale, does any of the following: i) reduces an eligible employee’s base salary which was in effect on the closing date; ii) substantially reduces benefits to be provided to an eligible employee in effect on the closing date; or iii) assigns an eligible employee to a position that requires an eligible employee to move his/her home, the affected eligible employee may voluntarily terminate and, upon return of all Company property and the execution of a release in a form acceptable to the Company of all claims against the Company and related parties, be eligible for the severance provided for herein.

Severance will be based on the eligible employee’s base monthly salary, not including bonuses or incentives, at the time of termination. The eligible employee will receive up to one year of severance benefit.

2004 Long-Term Stock Incentive Plan

In 2004, the Company and its shareholders adopted the 2004 Long-Term Stock Incentive Plan (the “Incentive Plan” herein). A total of 300,000 shares have been reserved for issuance under the Incentive Plan. The Incentive Plan provides for the award of stock options, shares or restricted shares and performance awards consisting of shares, cash or a combination of shares and cash to any director, officer, or employee designated by the Compensation Committee of the Board of Directors, which administers the Incentive Plan. The Committee’s authority includes the power to (a) determine who will receive awards under the Incentive Plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Incentive Plan, (c) determine the amount and form of awards, (d) interpret the Incentive Plan and terms of awards, and (e) adopt rules for administration of the Incentive Plan.

Stock options awarded under the Incentive Plan have terms of up to 10 years and may be “incentive” or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or “incentive,” stock options. Nonqualified stock options may be granted to any eligible Incentive Plan participant, but incentive stock options may be granted solely to employees of the Company or its subsidiaries. The exercise price of stock options may not be less than the fair market value of the Company’s common shares on the date of grant.

An option may only be exercised while the optionee is employed by the Company or a subsidiary or within 30 days after cessation of the optionee’s employment if the reason for cessation of employment is other than disability, retirement, death or termination for gross misconduct. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the case of termination for gross misconduct, the option may not be exercised after termination of employment. In the event of a change of control of the Company (as defined in the Plan), any option that is not then exercisable automatically becomes exercisable.

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the rules and regulations adopted by the SEC under the Dodd-Frank Act, require that the Company’s shareholders have an opportunity to approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed in this proxy statement. Our named executive officers are those individuals included in the Summary Compensation Table on page 15 in this proxy statement. The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in the Executive Compensation and Other Information, accompanying tables and any related material disclosed in this proxy statement.

The vote is advisory in nature and therefore will not bind the Board of Directors to take any particular action. Nevertheless, if there is a significant vote against approval of the compensation, the Board of Directors intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board of Directors has structured the Company’s executive compensation program with the following objectives in mind: compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry. The Board of Directors urges you to read the “Executive Compensation and Other Information” starting on page 13 of this proxy statement and the related compensation tables and narrative through page 19.

The Board of Directors is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

“Resolved, that the shareholders approve the compensation of DCB Financial Corp’s named executive officers as named in the Summary Compensation Table of the Company’s 2013 Proxy Statement, as described in the ‘Executive Compensation and Other Information,’ the compensation tables and the related disclosure in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF DCB

FINANCIAL CORP’S EXECUTIVE COMPENSATION

PROPOSAL 3—NON-BINDING ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER

VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and corresponding SEC rules enable shareholders to vote, on an advisory and non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of DCB Financial Corp’s executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years. Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:

“Resolved, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two, or three years as reflected by their votes for each of these alternatives in connection with the resolutions.”

In voting on this resolution, you should mark your proxy for one, two, or three years based on your preference to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain.

The Board of Directors believes that emerging corporate practices and governance trends favor a triennial advisory vote. An advisory vote every three years is appropriate because our compensation programs do not change significantly from year to year and we seek to be consistent. Also, a longer frequency is consistent with long-term compensation objectives and we do not want to encourage a short-term view in our compensation practices. DCB Financial Corp’s compensation programs are designed to reward and incentivize long-term performance and a triennial vote is consistent with a long-term view. For the foregoing reasons, we encourage our shareholders to evaluate our executive compensation over a multiyear horizon.

Because your vote is advisory, it will not be binding upon DCB Financial Corp’s Board or the Compensation Committee. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY THREE YEARS” FOR THE

FREQUENCY OF APPROVAL OF DCB FINANCIAL CORP’S EXECUTIVE COMPENSATION

Director Compensation

In 2012, directors were paid in accordance with the following fee schedule:

2012	Monthly Retainer	Board Meeting	Governance Committee	Trust Committee	Loan Committee	Audit Committee	Compensation Committee
Chair	$525	$300	$100	$100	—	$200	$200
Director	$375	$300	$75	$75	$150	$150	$150

In 2013, directors will be paid in accordance with the following fee schedule:

							Strategic
	Monthly	Board	Governance	Trust	Loan	Audit	Alliance	Compensation
2013	Retainer	Meeting	Committee	Committee	Committee	Committee	Committee	Committee
Chair	$1,050	$600	$200	$200	—	$400	$400	$400
Director	$750	$600	$150	$150	$300	$300	$300	$300

The following table shows the compensation paid to our non-employee directors for 2012. Director compensation paid to Mr. Seiffert is included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Bart Johnson	0	$11,028	$11,028
Dr. Gerald Kremer	0	$9,754	$9,754
Vicki J. Lewis	0	$13,428	$13,428
Edward A. Powers	0	$13,627	$13,627
Mark H. Shipps	0	$9,075	$9,075
Adam Stevenson	0	$11,927	$11,927
Donald J. Wolf	0	$9,858	$9,858

(1)	Pursuant to a plan adopted by the Compensation Committee and the Board, 100% of each director’s fees is paid in shares of Company stock at the completion of each fiscal quarter. That portion of the retainer is paid to a broker who uses the funds to purchase shares on the open market on behalf of the directors at the market price on the first business day following the end of each fiscal quarter. The shares are fully vested upon purchase. The directors do not have any outstanding unvested stock awards. In 2013, 50% of the director’s fees will be paid in shares of Company stock at the completion of each fiscal quarter and the remaining 50% in cash.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Some of the directors and executive officers of the Company, as well as companies with which they are associated and immediate family members, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions since January 1, 2011, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons not related to the Bank and did not involve more than a normal risk of collectability or present other unfavorable features.

The Board of Directors has considered such transactions in determining that the directors with such transactions, other than Mr. Seiffert, are independent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and the Company reports of their ownership of the Company’s securities. Based upon written representations and copies of reports furnished to the Company by Insiders, all Section 16 reporting requirements applicable to Insiders during 2012 were satisfied on a timely basis, except the following: Ronald J. Seiffert two Forms 4 reporting two transactions; David R. Archibald a Form 3 including one transaction, and a Form 4 including one transaction; Roger A. Lossing Form 3 including one transaction; Daniel M. Roberts Form 3 including one transaction; Charles O. Moore Form 3; John D. Wolf, II a Form 4 reporting shares owned by his spouse, previously unreported, and transactions via the spouse’s participation in the Company 401(k) plan and a Form 5 including eight separate transactions granting employee stock options to his spouse previously unreported.

A single grant of stock options was reported late on separate Form 4s for each of the following persons: Bart E. Johnson, Gerald L. Kremer, Vicki J. Lewis, Edward A. Powers, Mark H. Shipps, Thomas R. Whitney, John Ustaszewski, Barbara Walters, John D. Wolf, II, Ronald J. Seiffert, Charles O. Moore, Daniel M. Roberts, Adam Stevenson, Donald J. Wolf, David R. Archibald and Roger A. Lossing.

PROPOSAL 4—RATIFICATION OF PLANTE & MORAN, PLLC AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

YEAR ENDING DECEMBER 31, 2013.

The Audit Committee of the Board has appointed Plante & Moran PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Services provided to the Company and its subsidiaries by Plante & Moran PLLC in fiscal 2012 are described below.

The Board of Directors is asking our shareholders to ratify the selection of Plante & Moran PLLC as our independent registered public accounting firm. Although ratification is not required by our Code of Regulations or otherwise, the Board is submitting the selection of Plante & Moran PLLC to our shareholders for ratification as a matter of good corporate practice.

The Audit Committee of the Board of Directors of the Company engaged the services of Plante & Moran, PLLC as its independent auditors beginning in 2010. Plante & Moran, PLLC is engaged to provide independent audit services for the Company and to provide certain non-audit services including advice on accounting, tax, and reporting matters. Representatives of Plante & Moran, PLLC will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Information Regarding Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and December 31, 2011 by the Company’s principal accounting firm:

	December 31, 2012	December 31, 2011
Audit Fees(1)	$190,680	$180,000
Audit-Related Fees	$0	$0
Tax Fees(2)	$15,500	$15,000
All Other Fees	$16,000	$10,750

Total Fees	$222,180	$205,750

(1)	Includes fees for contracted external audit engagements, including fees related for filing S-1
(2)	Includes fees for services related to tax compliance and tax planning.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

The Audit Committee establishes general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF PLANTE & MORAN PLLC AS THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Shareholders may submit proposals and director nominations appropriate for shareholder action at the Company’s annual meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s Code of Regulations. For proposals to be considered for inclusion in the proxy statement for the 2014 annual meeting, the Company must receive the proposal by December 13, 2013 . In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations, and must meet all SEC regulations. Any shareholder proposal submitted after February 26, 2014 will be considered untimely and DCB will not be required to submit such proposals to a vote of the shareholders at the annual meeting. Such proposals must be directed to DCB Financial Corp, Attention: Corporate Secretary, 110 Riverbend Avenue, Lewis Center, OH 43035. If a shareholder intends to present a proposal for the 2014 annual meeting without including the proposal in the proxy materials related to that meeting, the Company must receive the proposal no later than 60 days prior to the annual meeting date, the proxies designated by the Board of Directors of the Company for the 2014 annual meeting of shareholders may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

SHAREHOLDER COMMUNICATIONS

Shareholders of the Company may send communications to the Board of Directors through the Company’s office of Corporate Secretary, DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, OH 43035. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the Annual Meeting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Each shareholder of record will receive a separate mailing of the Notice Regarding Internet Availability of Proxy Materials and, at a later date, a copy of that Notice, a proxy, and a return envelope. Each shareholder of record desiring a printed copy of the proxy materials must request such shareholder’s own copy. Any shareholders presently sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, pursuant to a request for paper copies, and who would like to receive a single copy, and shareholders receiving a single copy who would like separate copies, may do so by directing their request to the Company in the manner provided in the Notice. Beneficial shareholders whose shares are held by a bank, broker or other holder of record should request information about document delivery from such record holder.

By Order of the Board of Directors of DCB Financial Corp

Ronald J. Seiffert

President and Chief Executive Officer

We urge you to vote your proxy electronically or via telephone, or by sending the Proxy card to:

Vote Processing, 51 Mercedes Way, Edge Wood, NY 11717

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DCB Financial Corp. c/o Broadridge ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS PO Box 1342 If you would like to reduce the costs incurred by our company in mailing proxy Brentwood,NY 11717 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet 1 Investor Address Line 1 and, when prompted, indicate that you agree to receive or access proxy materials Investor Address Line 2 electronically in future years. Investor Address Line 3 1 1 OF Investor Address Line 4 VOTE BY PHONE - 1-800-690-6903 Investor Address Line 5 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample P.M. Eastern Time the day before the cut-off date or meeting date. Have your 1234 ANYWHERE STREET 2 proxy card in hand when you call and then follow the instructions. ANY CITY, ON A1A 1A1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 000000000000 NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below. 02 FOR the following: 0 0 0 1. Election of Directors 0000000000 Nominees 01 Bart E. Johnson 02 Edward Powers 03 Donald J. Wolf The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 An advisory vote to approve the compensation of DCB Financial Corp named executive officers. 0 0 0 The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 3 An advisory vote regarding whether executive compensation should be presented to the shareholders every one, two, or 0 0 0 0 three years. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4 Ratification of Plante & Moran, PLLC as the company’s independent registered public accountant for the year ending December 0 0 0 31, 2013. NOTE: In the discretion of the proxy on such other business as may properly come before the meeting or any adjournment thereof. Investor Address Line 1 Investor Address Line 2 R1.0.0.51160 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as _1 John Sample 0000172809 attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . Proxy For Annual Meeting of DCB Financial Corp THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned holder(s) of common shares of DCB Financial Corp (the “Company”) hereby constitutes and appoint the proxy committee designated by the Board of Directors of the Company the proxy of the undersigned, with full power of substitution, and re-substitution to attend the annual meeting of the shareholders of the Company to be held on Mary 23, 2013, at 3:00 P.M. local time at the Delaware County Bank & Trust Company Corporate Center, 110 Riverbend Avenue, Lewis Center, Ohio 43035, and any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such annual meeting or at any adjournment or adjournments thereof on each of the proposals, which are described in the proxy statement. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE). The named proxy cannot vote unless you sign and returned this card or follow the applicable Internet or telephone voting procedures. Any shareholder executing a proxy has the right to revoke it by execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy, or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company: “FOR” Proposals 1, 2 and 4 and “3 YEARS” R1.0.0.51160 for Proposal 3. All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges the receipt of the Notice and Proxy Statement. _2 0000172809 Continued and to be signed on reverse side